Exhibit 10.1

EXECUTION VERSION

CANOPY GROWTH CORPORATION

Redemption Agreement

July 13, 2023

(j)	Information Provided	14
(k)	No Investment, Tax or Other Advice	14
(l)	Investment Decision Matters	15
(m)	Due Diligence	15
(n)	Excluded Information	15
(o)	No Regulatory Agency Recommendation or Approval	15
(p)	Qualified Institutional Buyer Status	16
(q)	[Reserved]	16
(r)	Mutual Negotiation	16
(s)	Additional Documentation	16
(t)	Wall-Cross Matters	16
(u)	No Reliance on HudsonWest	16
(v)	Bring-Down of Representations and Warranties	17
(w)	Shareholder Approval Vote	17

Section 6.	CONDITIONS TO OBLIGATIONS OF THE COMPANY, THE INVESTOR AND THE REDEEMING INVESTORS	17

(a)	Conditions to the Company’s Obligations	17
(b)	Conditions to the Investor’s Obligations	17

Section 7.	TAX MATTERS	17

(a)	U.S. Persons	17
(b)	Excluded Obligation	18
(c)	Withholding Tax	18

Section 8.	MISCELLANEOUS	18

(a)	Waiver; Amendment	18
(b)	Assignability	18
(c)	Further Instruments and Acts	19
(d)	Waiver of Jury Trial	19
(e)	Governing Law	19
(f)	Section and Other Headings	19
(g)	Counterparts	19
(h)	Notices	19
(i)	Binding Effect	19
(j)	Notification of Changes	19
(k)	Severability	19
(l)	Entire Agreement	20
(m)	Reliance by HudsonWest	20

Exhibits

Exhibit A: Redeeming Investor Information	A-1

Exhibit B: Tax Matters	B-1

Exhibit C: Indenture	C-1

Redemption Agreement

REDEMPTION AGREEMENT, dated as of July 13, 2023 between CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if its Existing Notes will be redeemed in the Redemption (each, as defined below) on its own behalf, a “Redeeming Investor”). If there is only one Account or Redeeming Investor, then each reference thereto in this Redemption Agreement will be deemed to refer to such Account or Redeeming Investor, as applicable, in the singular, mutatis mutandis.

WHEREAS, the Company and each Redeeming Investor desire to engage in the Redemption (as defined below) on the terms set forth in this Redemption Agreement.

THEREFORE, the Company, the Investor and each Redeeming Investor agree as follows.

Section 1. DEFINITIONS.

“Account” has the meaning set forth in the first paragraph of this Redemption Agreement.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Canadian Securities Laws” means, all applicable Canadian securities laws in each of the provinces and territories of Canada and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the Canadian Securities Regulators and all rules and policies of the TSX.

“Canadian Securities Regulators” means the securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada.

“Cash Consideration” means, with respect to the Existing Notes of any Redeeming Investor to be redeemed in the Redemption, an amount equal to C$523.709 per C$1,000 of the aggregate principal amounts of the Existing Notes to be redeemed by such Redeeming Investor pursuant to this Redemption Agreement. For the avoidance of doubt, accrued and unpaid interest in respect of the July 15, 2023 “Interest Payment Date” (as defined in the Existing Indenture) will, in accordance with the Existing Indenture, be paid to the person in whose name such Existing Notes are registered at the close of business at the “Regular Record Date” (as defined in the Existing Indenture) in respect thereof and shall not constitute a portion of the Cash Consideration.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” means the later of (a) such date on which the conditions to the Closing set forth in Section 6 are satisfied or waived; and (b) such other date as the Company and the Investor may agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares in the capital of the Company.

“Company” has the meaning set forth in the first paragraph of this Redemption Agreement.

“Company Filings” means all of the Company’s filings with the SEC or on SEDAR since March 31, 2023 and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

“Debenture Trustee” means Odyssey Trust Company.

“Debentures” means unsecured convertible debentures to be created and issued pursuant to the Indenture.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposits and Withdrawal at Custodian program.

“DWAC Withdrawal” has the meaning set forth in Section 3(b)(iii)(1).

“Enforceability Exceptions” has the meaning set forth in Section 4(c).

“Exchange Act” has the meaning set forth in Section 4(f).

“Excluded Information” has the meaning set forth in Section 5(n).

“Existing Indenture” means that certain Indenture, dated as of June 20, 2018, between the Company and the Existing Notes Trustees, as supplemented by that certain Supplement No. 1 to Indenture, dated as of April 30, 2019, between the Company and the Existing Notes Trustees and that certain Supplement No. 2 to Indenture, dated as of June 29, 2022, between the Company and the Existing Notes Trustees.

“Existing Notes” means the Company’s 4.25% Convertible Senior Notes due 2023 issued pursuant to the Existing Indenture.

“Existing Notes Canadian Trustee” means Computershare Trust Company of Canada.

“Existing Notes Trustees” means the Existing Notes U.S. Trustee and the Existing Notes Canadian Trustee.

“Existing Notes U.S. Trustee” means Computershare Trust Company, N.A. (as successor to GLAS Trust Company LLC).

“HudsonWest” means HudsonWest LLC and its affiliates.

“Indenture” means a debenture indenture to be entered into on the Closing Date between the Company and the Debenture Trustee, as trustee for the Debentures, pursuant to which the Debentures will be created and issued, in the form attached as Exhibit C hereto.

“Investor” has the meaning set forth in the first paragraph of this Redemption Agreement.

“IRS” means the Internal Revenue Service.

“Liens” has the meaning set forth in Section 4(b).

“Material Adverse Effect” has the meaning set forth in Section 4(a).

“Maximum Number of Underlying Shares” has the meaning set forth in Section 4(c).

“Meeting” means the annual general and special meeting of the shareholders of the Company (including any adjournment or postponement thereof) that is to be convened for purposes of seeking Shareholder Approval.

“Other Agreements” has the meaning set forth in Section 4(m).

“Other Redemptions” has the meaning set forth in Section 3(b)(iii)(4).

“Redeeming Investor” has the meaning set forth in the first paragraph of this Redemption Agreement.

“Redemption” has the meaning set forth in Section 3(a).

“Redemption Consideration” means, with respect to the Existing Notes of any Redeeming Investor to be redeemed in the Redemption, (a) cash in an amount (payable in Canadian dollars) equal to the Cash Consideration for such Existing Notes, which cash is to be delivered in respect of such Existing Notes on the Closing Date pursuant to this Redemption Agreement; (b) the Redemption Shares to be delivered in respect of such Existing Notes on the Closing Date pursuant to this Redemption Agreement; and (c) the Redemption Debentures to be delivered in respect of such Existing Notes on the Closing Date pursuant to this Redemption Agreement.

“Redemption Debentures” means, with respect to the Existing Notes of any Redeeming Investor to be redeemed in the Redemption, Debentures with an aggregate principal amount equal to 20.92316% (rounded, if applicable, down to the nearest C$1,000 increment) of the aggregate principal amount of the Existing Notes to be redeemed by such Redeeming Investor pursuant to this Redemption Agreement.

“Redemption Shares” means, with respect to the Existing Notes of any Redeeming Investor to be redeemed in the Redemption, a number of Common Shares (rounded, if applicable, down to the nearest whole number) equal to: (i) 26.7060565% of the aggregate principal amount of the Existing Notes to be redeemed by such Redeeming Investor pursuant to this Redemption Agreement; divided by (ii) C$0.57.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Approval” means the approval of the issuance of the Underlying Shares by the affirmative vote of a majority of the Common Shares entitled to vote thereon and present in person or represented by proxy at the Meeting in accordance with applicable Canadian Securities Laws, the rules and regulations of the Nasdaq Global Select Market (as applicable), the TSX, the Canada Business Corporations Act and the organizational documents of the Company.

“Tax Act” has the meaning set forth in Section 7(b).

“Taxes” has the meaning set forth in Section 7(c).

“Transfer Agent” means Odyssey Trust Company, acting in its capacity as the transfer agent for the Common Shares.

“TSX” means the Toronto Stock Exchange.

“Underlying Shares” has the meaning set forth in Section 4(c).

Section 2. RULES OF CONSTRUCTION. For purposes of this Redemption Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Redemption Agreement as a whole and not to any particular Section or other subdivision of this Redemption Agreement, unless the context requires otherwise;

(f) references to currency and to “$” mean the lawful currency of the United States of America, and references to “C$” mean the lawful currency of Canada, unless the context requires otherwise; and

(g) the exhibits to this Redemption Agreement are deemed to form part of this Redemption Agreement.

SECTION 3. THE REDEMPTION.

(a) Generally. Subject to the other terms of this Redemption Agreement, each of the Investor and each other Redeeming Investor, if any, agrees, as of the date hereof, to the redemption (the “Redemption”) of Existing Notes, CUSIP Nos. 138035AA8 and C2112GAA0, in the aggregate principal amount set forth in Exhibit A hereto that it beneficially owns for Redemption Consideration in kind and amount corresponding to such principal amount of Existing Notes, deliverable on the date(s) set forth in this Redemption Agreement.

(b) Closing.

(i) Closing; Location. The Redemption will be settled on the Closing Date by each Redeeming Investor delivering its Existing Notes to the Company and the Company will deliver the Redemption Shares, the Redemption Debentures and the Cash Consideration (the “Closing”). Closing will take place at the offices of Cassels Brock & Blackwell LLP, Bay Adelaide Centre – North Tower, 40 Temperance Street, Suite 3200, Toronto, Ontario M5H 0B4, Canada, at 10:00 a.m., New York City time, on the Closing Date.

(ii) Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Redemption Agreement, at the Closing, subject to satisfaction of the terms and conditions of this Redemption Agreement, including the conditions set forth in Section 6, the Investor hereby, for itself and on behalf of each Redeeming Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Existing Notes as indicated on Exhibit A hereto, and effective as of the Closing, waives any and all other rights against the Company with respect to such Existing Notes and the Existing Indenture and releases and discharges the Company from any and all claims, whether now known or unknown, the Investor and any other Redeeming Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Redeeming Investor is entitled to receive additional, special or default interest with respect to the Existing Notes. The Investor agrees that the Investor shall not take any steps to enforce any of its rights against the Company with respect to the Existing Notes on or after the Closing Date other than its right to receive (i) the Redemption Consideration pursuant to this Redemption Agreement and (ii) accrued and unpaid interest on the Existing Notes as described in the definition of Cash Consideration.

(iii) Delivery of Existing Notes and Redemption Consideration.

(1) DWAC Withdrawal. Subject to satisfaction of the applicable conditions precedent specified in this Redemption Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Redeeming Investor holds a beneficial interest in the Existing Notes to submit a DWAC withdrawal instruction (the “DWAC Withdrawal”) to the Existing Notes U.S. Trustee for the aggregate principal amount of the Existing Notes to be redeemed by such Redeeming Investor pursuant to this Redemption Agreement.

(2) Delivery of Redemption Consideration. The Cash Consideration will not be paid nor will the Redemption Shares or the Redemption Debentures be delivered until a valid DWAC Withdrawal of the Existing Notes has been received and accepted by the Existing Notes U.S. Trustee. If the Closing does not occur, then any Existing Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the DWAC Withdrawal instruction in accordance with the procedures of DTC. On the Closing Date, subject to satisfaction of the conditions precedent specified in this Redemption Agreement, and the prior receipt of a valid DWAC Withdrawal conforming with the aggregate principal amount of the Existing Notes to be redeemed by each Redeeming Investor, the Company will (A) pay the applicable Cash Consideration to such Redeeming Investor by wire transfer to the account of such Redeeming Investor set forth in Exhibit A to this Redemption Agreement; (B) deliver the Redemption Shares to be issued to such Redeeming Investor in the Redemption in the form of uncertificated shares represented by book-entry notation on the books and records of the Transfer Agent, registered in the name of such Redeeming Investors as set forth in Exhibit A hereto; and (C) deliver the Redemption Debentures to be issued to such Redeeming Investor in the Redemption, with such Redemption Debentures to be governed by the terms and conditions as set forth in Exhibit C hereto, in the form of uncertificated debentures represented by book-entry notation on the books and records of the Transfer Agent, in the name of such Redeeming Investors as set forth in Exhibit A hereto. The Company will cause the Transfer Agent to deliver to the Investor (including by email communication) confirmation of the issuance of such Redemption Shares and Redemption Debentures registered in such name.

(3) Acknowledgment of DWAC Posting Expiration; Delivery Instructions. Each of the Investor and each other Redeeming Investor, if any, acknowledges that the DWAC Withdrawal must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

(4) Other Redemptions. Each of the Investor and each other Redeeming Investor, if any, acknowledges that other investors are participating in similar redemptions, each of which contemplates a DWAC Withdrawal (the “Other Redemptions”). The Company intends to complete the issuance of the Redemption Shares and the Redemption Debentures concurrently for all investors who have submitted valid DWAC Withdrawals by the deadline set forth above. In the event that the Investor complies with the deadline set forth above for the DWAC Withdrawal and other investors do not, the Company will still deliver the Redemption Shares and the Redemption Debentures to the Investor on the Closing Date.

(5) Delay of Closings. If (A) the Existing Notes U.S. Trustee is unable to locate the DWAC Withdrawal; or (B) such DWAC Withdrawal does not conform to the Existing Notes to be redeemed in the Redemption, then, in each case, the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A) or (B) of the preceding sentence, the Cash Consideration, Redemption Shares or Redemption Debentures are not paid or delivered, as applicable, on the Closing Date, then the Company will use best efforts to cause such Cash Consideration, Redemption Shares or Redemption Debentures, as applicable, to be paid or delivered, as applicable, on the first Business Day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A) or (B) of the first sentence of this paragraph have been cured. If the event described in clause (A) of the first sentence occurs, then the Company shall use reasonable best efforts to promptly cure such deficiency, including by coordinating with the Existing Notes U.S. Trustee, in order to avoid any delays in payment of the Cash Consideration and/or delivery of the Redemption Shares and/or Redemption Debentures.

(iv) Questions as to Form. All questions as to the form of all documents and the validity and acceptance of the Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Redeeming Investors and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company and each of its subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has full power and authority to conduct its business as it is currently being conducted and to own its assets, and (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations, assets, liabilities (contingent or otherwise), affairs, operations, prospects, capital or control of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Redemption Agreement (a “Material Adverse Effect”). The Company has full power and authority to consummate the Redemption and to enter into this Redemption Agreement and perform all of its obligations hereunder.

(b) Delivery Free of Liens; Status of Redemption Shares. The Redemption Shares, when issued and delivered in exchange for the Existing Notes in the manner set forth in this Redemption Agreement, will be validly issued as fully paid and non-assessable Common Shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”).

(c) Debentures and Underlying Shares. The Debentures have been duly authorized by the Company and upon delivery to the Redeeming Investors in accordance with the terms of this Redemption Agreement will be validly issued, fully paid and non-assessable, free from all preemptive or similar rights or Liens, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). Upon issuance and delivery of the Debentures in accordance with this Redemption Agreement and the Indenture, subject to receipt of Shareholder Approval, the Debentures will be convertible at the option of the holder thereof into Common Shares (the “Underlying Shares”) in accordance with the terms of the Debentures and the Indenture. Upon issuance and delivery of the Debentures in accordance with this Redemption Agreement, Underlying Shares in a number equal to the quotient of (x) the aggregate principal amount of the outstanding Debentures and (y) the Conversion Price (as such term is defined in the Indenture) for the Debentures (such maximum number, the “Maximum Number of Underlying Shares”) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Maximum Number of Underlying Shares, when issued upon such conversion in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable Common Shares, free and clear from all preemptive rights or Liens, with the holders thereof being entitled to all rights accorded to a holder of Common Shares.

(d) Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the Debenture Trustee, the Indenture, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(e) Listing of Common Shares. At or before the Closing, the Company will have submitted to the Nasdaq Stock Market an Application for Listing of Additional Shares with respect to the Redemption Shares. At or before the Closing, the Company will have received conditional approval of the TSX for the listing of the Redemption Shares and the Underlying Shares. As promptly as practicable after the date hereof, the Company shall call and hold the Meeting for purposes of obtaining the Shareholder Approval. Upon receipt of Shareholder Approval, the Company will submit to the Nasdaq Stock Market an Application for Listing of Additional Shares with respect to the Underlying Shares. The Company will use its commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the TSX and the Nasdaq Stock Market until the earlier of (i) the date that no Redemption Debentures are outstanding, and (ii) July 15, 2024. Until the date that no Redemption Debentures are outstanding, the Company shall use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on one of the TSX or the Nasdaq Global Select Market.

(f) Securities Law Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Redeeming Investors, (i) the issuance of the Redemption Shares and Redemption Debentures in exchange for the Existing Notes pursuant to this Redemption Agreement is exempt from the registration requirements of the Securities Act and is exempt from the prospectus requirement under applicable Canadian Securities Laws; (ii) the issuance of the Underlying Shares pursuant to the Redemption Debentures and the Indenture is exempt from the registration requirements of the Securities Act and is exempt from the prospectus requirement under applicable Canadian Securities Laws; and (iii) immediately after their issuance pursuant to this Redemption Agreement, the Redemption Shares and the Redemption Debentures (and immediately after their issuance pursuant to the Redemption Debentures and the Indenture, the Underlying Shares) will, subject to compliance with applicable Canadian Securities Laws, be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act and will not be subject to any restriction on transfer imposed by the Company or any applicable state and federal laws or as the result of the failure to comply with the current public information requirement included in Rule 144(i)(2) under the Securities Act at least until August 9, 2023. As of the date of this Redemption Agreement, the Company has filed all reports and other materials (other than Form 8-K reports) required to be filed by it pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, during the preceding 12 months. For so long as the Redemption Debentures remain outstanding and 90 days thereafter, the Company shall use reasonable best efforts to file all reports and other materials (other than Form 8-K reports) required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act.

(g) Non-Contravention. The Redemption and the other transactions contemplated hereby to be performed by the Company will not (i) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h) No Consents. Other than the approval of the TSX, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority or other third party is required for the execution, delivery and performance by the Company of its obligations under this Redemption Agreement and the consummation of the transactions contemplated by this Redemption Agreement, except (i) such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company, (ii) in respect of the filing of the Form 72-503F Report of Distributions Outside Canada with the Ontario Securities Commission, (iii) filing of a listing of additional shares notice with the Nasdaq and final approval of the TSX; and (iv) any other filings as may be required by any U.S. state securities agencies.

(i) Authorization, Execution, Delivery and Enforceability of This Redemption Agreement. This Redemption Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable by the Redeeming Investors in accordance with its terms.

(j) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Redemption Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(k) Accuracy of Company Filings. The statements set forth in the Company Filings are true, correct, and complete in all material respects, and the Company Filings, taken as a whole, (i) do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) do not contain a misrepresentation within the meaning of Canadian Securities Laws. Except as set forth in the Company Filings, no event, liability, development or circumstance has occurred or exists with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or financial condition that would be required to be disclosed by the Company under applicable Securities Laws on a Form 8-K filed with the SEC which has not been publicly announced as of the date hereof. The Company has not filed any confidential material change reports since the respective dates of the Company Filings which remains confidential as at the date hereof. As of their respective dates, the financial statements of the Company publicly filed on EDGAR and/or SEDAR, which are included in the Company Filings (the “Financial Statements”), complied in all material respects with applicable accounting requirements and the published rules and regulations promulgated under applicable Securities Law with respect thereto as in effect as of the time of filing. Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject to adjustments which are not expected to have a Material Adverse Effect). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of Securities Laws. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Fees. The Company intends to pay HudsonWest a fee in respect of the Redemption. The Company acknowledges that it has engaged HudsonWest in connection with the Redemption. Other than HudsonWest, neither the Company nor any of its subsidiaries has engaged any exchange agent or financial advisor in connection with the Redemption.

(m) Other Agreements(A) . Other than agreements substantially similar in form and substance to this Redemption Agreement (the “Other Agreements”), the Company has not entered into any side letter or similar agreement with any other holders with respect to the Other Redemptions. No Other Agreements include economic or other terms that are more advantageous to any such holders than to the Investor.

(n) Common Shares. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq Global Select Market under the symbol “CGC” and the TSX under the symbol “WEED”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the TSX to terminate the listing of the Common Shares on the TSX, nor has the Company taken any action designed to, or likely to have the effect of, any of the forgoing. The Company is in compliance in all material respects with the policies, rules and regulations of the TSX, including the applicable listing requirements of the TSX.

(o) Cease-Trade Orders. No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any court or governmental or regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any court or governmental or regulatory authority.

(p) Continuous Disclosure. The Company is in compliance with its timely and continuous disclosure obligations under Canadian Securities Laws, the Exchange Act and the policies, rules and regulations of the Nasdaq Global Select Market.

(q) Bankruptcy. Neither the Company nor any of its subsidiaries is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other applicable laws, nor has the Company or any of its subsidiaries made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up. Neither the Company nor any of its subsidiaries has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Company or any of its subsidiaries, nor any of its property or assets. The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(r) Reporting Issuer. The Company is a reporting issuer in each of the provinces and territories of Canada. The Company is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators. The Company has not taken any action to cease to be a reporting issuer in any jurisdiction in which it is a reporting issuer, and has not received any notification from any Canadian Securities Regulator seeking to revoke the Company’s reporting issuer status. The Company shall use its commercially reasonable efforts to maintain its status as a reporting issuer under Canadian Securities Laws not in default of any requirement of such Canadian Securities Laws, provided that the Company shall not be required to comply with this Section 4(r) following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a “distributing corporation” (within the meaning of the Canada Business Corporations Act).

(s) No Material Adverse Effect. Except as disclosed in the Company Filings, since March 31, 2023, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had a Material Adverse Effect.

(t) Application of Takeover Protections; Rights Agreement(A) . The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Company’s articles, by-laws, or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Redemption Agreement, including, without limitation, the Company’s issuance of the Redemption Shares and Redemption Debentures and the Investor’s ownership of thereof.

(u) Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Redemption Shares or Redemption Debentures (or the Underlying Shares).

(v) Bring-Down of Representations and Warranties(A) . The Company understands that each of the Company’s representations and warranties contained in this Redemption Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR AND THE REDEEMING INVESTORS. The Investor, for itself and on behalf of each Redeeming Investor, represents and warrants to the Company and covenants that:

(a) Power to Perform Obligations and Bind Accounts; Survival of Authority. The Investor, for itself and on behalf of each Redeeming Investor, has full power and authority to agree to the Existing Notes being redeemed pursuant to, and to enter into, this Redemption Agreement and perform all obligations required to be performed by the Investor or such Redeeming Investor under this Redemption Agreement. If the Investor is agreeing to the redemption of any Existing Notes or acquiring any of the Redemption Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Redeeming Investors), it represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Redemption; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such account; and (iii) contractual authority with respect to each such account. All authority conferred in this Redemption Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Redemption Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(b) Ownership of Existing Notes. Each of the Redeeming Investors is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit A.

(c) Rule 144 Matters. Neither the Investor nor any other Redeeming Investor acquired the Existing Notes, after the original issue date of such Existing Notes, from the Company or any “affiliate” (within the meaning of Rule 144(a) under the Securities Act) of the Company, and, to its knowledge, no “affiliate” of the Company beneficially owned any of the Existing Notes of the Investor or such Redeeming Investor, as applicable, at any time during the period of one year preceding the date of this Redemption Agreement or preceding the Closing Date. Neither the Investor nor any other Redeeming Investor is, as of the date of this Redemption Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Redemption Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).

(d) Passage of Good Title; No Liens. Each of the Redeeming Investors is the beneficial owner of the Existing Notes, with good, marketable and unencumbered title to the Existing Notes, free and clear of any Liens. When the Existing Notes are redeemed pursuant to this Redemption Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens.

(e) Non-Contravention. The Redemption and the other transactions contemplated hereby to be performed by the Investor or any Redeeming Investor will not (i) contravene any law, rule or regulation binding on the Investor or such Redeeming Investor or any investment guideline or restriction applicable to the Investor or such Redeeming Investor; or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Redeeming Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Redeeming Investor is a party or by which it is bound; except, in the case of clause (i) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the performance by the Investor, or any Redeeming Investor, of its obligations under this Redemption Agreement.

(f) Jurisdiction of Residence. The Investor and each Redeeming Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Redemption Agreement.

(g) Compliance with Certain Laws. The Investor and each Redeeming Investor will comply with the disclosure requirements applicable to the distribution under applicable securities laws and regulations in effect in the jurisdiction in which the Investor or any of the Redeeming Investors acquires any Redemption Shares or Redemption Debentures pursuant to the Redemption.

(h) Acknowledgement of Risks; Investment Sophistication. The Investor and each Redeeming Investor understands and accepts that the Redemption Shares and the Redemption Debentures to be acquired in the Redemption involve risks. Each of the Investor and the Redeeming Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Redemption and an investment in the Redemption Shares and the Redemption Debentures. With the assistance of each Redeeming Investor’s own professional advisors, to the extent that the Redeeming Investor has deemed appropriate, each Redeeming Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Redemption Shares and the Redemption Debentures and the consequences of the Redemption and this Redemption Agreement. Each Redeeming Investor has considered the suitability of the Redemption Shares and the Redemption Debentures as an investment in light of its own circumstances and financial condition, and each of the Investor and the Redeeming Investor is able to bear the risks associated with an investment in the Redemption Shares and the Redemption Debentures.

(i) No View to Distribution; No Registration. Each Redeeming Investor is acquiring the Redemption Shares and the Redemption Debentures solely for such Redeeming Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Redemption Shares and the Redemption Debentures in violation of the Securities Act. Each of the Investor and the Redeeming Investors understands that the offer and sale of the Redemption Shares and the Redemption Debentures have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Redeeming Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Redeeming Investor, in this Redemption Agreement. Each of the Investor and the Redeeming Investors understands that the Company and its affiliates and agents (including, among others, HudsonWest) are relying upon the representations and agreements contained in this Redemption Agreement (and any supplemental information) for the purpose of determining whether the Redemption meets the requirements for such exemptions. Each of the Investor and the Redeeming Investors further acknowledges that (i) the Company is an issuer of the type referred to in Rule 144(i); (ii) the Redemption Shares and the Redemption Debentures will not be eligible for resale pursuant to Rule 144 if, at the time of such resale, the Company has not filed all reports and other materials (other than Form 8-K reports) required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act, as applicable, during the preceding 12 months; and (iii) the Redemption Shares and the Redemption Debentures, upon their initial issuance, will be “restricted securities” within the meaning of Rule 144 and, accordingly, will not be eligible to be delivered to close any physical short position established in connection with any public short sale of Common Shares (including, for the avoidance of doubt, any short sale effected on the Nasdaq Global Select Market).

(j) Information Provided. The Investor and each Redeeming Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Redemption other than as contained in this Redemption Agreement and the Company Filings, and neither HudsonWest nor any other advisor of the Company has given any such information or made any such representation to the Investor or any Redeeming Investor. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Redeeming Investor.

(k) No Investment, Tax or Other Advice. The Investor confirms that it and each Redeeming Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Redemption and receive the Redemption Consideration in exchange for Existing Notes. None of the Company, any of its affiliates or advisors, including HudsonWest, is acting or has acted as an advisor to the Investor or any Redeeming Investor in deciding whether to participate in the Redemption and have its Existing Notes redeemed for the Redemption Consideration.

(l) Investment Decision Matters. The Investor confirms that none of the Company, HudsonWest or any of the Company’s other advisors or any of their respective affiliates have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Redemption Shares or the Redemption Debentures; or (ii) made any representation to the Investor or any Redeeming Investor regarding the legality of an investment in the Redemption Shares or the Redemption Debentures under applicable investment guidelines, laws or regulations. In deciding to participate in the Redemption, each of the Investor and the Redeeming Investors is not relying on the advice or recommendations of the Company, HudsonWest, the Company’s other advisors or their respective affiliates, and has made its own independent decision that the terms of the Redemption and the investment in the Redemption Shares and the Redemption Debentures are suitable and appropriate for it.

(m) Due Diligence. Each of the Investor and the Redeeming Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company, the Redemption Shares and the Redemption Debentures. Each of the Investor and the Redeeming Investors has had access to and reviewed the Company Filings and such other information concerning the Company, the Redemption Shares and the Redemption Debentures it deems necessary to enable it to make an informed investment decision concerning the Redemption. Each of the Investor and the Redeeming Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Redemption.

(n) Excluded Information. Notwithstanding anything to the contrary in this Redemption Agreement, each Investor and Redeeming Investor acknowledges that the Company has access to and is in possession of material nonpublic information regarding the Company and its subsidiaries that is not known to the Investor or the Redeeming Investors (the “Excluded Information”) and, if and when any of the Excluded Information is made public, the trading price of the Existing Notes and the Redemption Shares, Redemption Debentures and Underlying Shares may be materially impacted. Each Investor and Redeeming Investor hereby acknowledges that the Excluded Information will not be known to such Investor and Redeeming Investor before making a binding commitment to consummate the Redemption. Each Investor and Redeeming Investor acknowledges that (i) it is a sophisticated investor capable of assessing and assuming investment risks with respect to the Redemption Shares, Redemption Debentures and Underlying Shares and that the Company is entering into this Agreement in reliance on this acknowledgement, and that (ii) it has been afforded the opportunity to receive information (including the Excluded Information, which it has elected not to receive) about the Company and its financial condition, results of operations, business, properties, management and prospects, and to ask such questions of, and to receive answers from, representatives of the Company concerning such information (including the Excluded Information, which it has elected not to receive), in each case sufficient to enable such Investor and Redeeming Investors to evaluate a decision to enter into this Redemption Agreement.

(o) No Regulatory Agency Recommendation or Approval. Each of the Investor and the Redeeming Investors understands that no federal or state agency has passed upon the merits or risks of an investment in the Redemption Shares or the Redemption Debentures or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Redemption or this Redemption Agreement.

(p) Qualified Institutional Buyer Status. Each Redeeming Investor and each Account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each of the Investor and the Redeeming Investors agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Redemption.

(q) [Reserved].

(r) Mutual Negotiation. The Investor acknowledges that the terms of the Redemption have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Redemption. The Investor had a sufficient amount of time to consider whether to participate in the Redemption, and neither the Company nor any of its affiliates or agents (including HudsonWest and the Company’s other advisors), has placed any pressure on the Investor to respond to the opportunity to participate in the Redemption. The Investor’s and each Redeeming Investor’s participation in the Redemption was not conditioned by the Company on the Investor or any Redeeming Investor’s redemption of a minimum principal amount of Existing Notes for the Redemption Consideration.

(s) Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Redeeming Investor, any additional documents that the Company, the Existing Notes U.S. Trustee or the Transfer Agent may reasonably request to complete the Redemption.

(t) Wall-Cross Matters. The Investor acknowledges and agrees that it and each Redeeming Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or HudsonWest with respect to the transactions contemplated by this Redemption Agreement until after the earlier of (x) transactions contemplated by this Redemption Agreement have been publicly disclosed by press release or a Current Report on Form 8-K filed with the SEC and (y) July 17, 2023. Solely for purposes of this section, subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department, and (ii) the foregoing representations and covenants of this section will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor.

(u) No Reliance on HudsonWest. The Investor acknowledges and agrees that neither HudsonWest nor any of the Company’s other advisors has acted as a financial advisor or fiduciary to the Investor or any Redeeming Investor and that neither HudsonWest nor any of the Company’s other advisors or their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company Filings and make no representation or warranty to the Investor or any Redeeming Investor, express or implied, with respect to the Company, the Existing Notes or the Redemption Consideration or the accuracy, completeness or adequacy of the information provided to the Investor or any Redeeming Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Redeeming Investor.

(v) Bring-Down of Representations and Warranties. The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before each Closing, each of the Investor’s representations and warranties, on behalf of itself and each Redeeming Investor, contained in this Redemption Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Redeeming Investor.

(w) Shareholder Approval Vote. The Investor hereby covenants that at the Meeting, the Investor shall vote any Common Shares owned by such Investor in favor of the Shareholder Approval.

Section 6. CONDITIONS TO OBLIGATIONS OF THE COMPANY, THE INVESTOR AND THE REDEEMING INVESTORS.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Redemption Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i) the representations, warranties and covenants of the Investor, for itself and on behalf of the Redeeming Investors, in Section 5 hereof are true and correct as of Closing in all respects with the same effect as though such representations and warranties had been made as of Closing;

(ii) and all covenants of the Investor or any Redeeming Investor in Section 5 to be performed at or before Closing have been performed; and

(iii) the conditions precedent set forth in Section 3(b)(iii)(2) and, in the case of the Closing, the receipt by the Existing Notes U.S. Trustee of a valid DWAC Withdrawal conforming to the requirements set forth in this Redemption Agreement.

(b) Conditions to the Investor’s Obligations. The obligations of the Investor, on behalf of the Redeeming Investors, to deliver (or cause to be delivered) the Existing Notes and to post the DWAC Withdrawal on the Closing Date are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of Closing in all respects with the same effect as though such representations and warranties had been made as of Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before Closing have been performed.

Section 7. TAX MATTERS.

(a) U.S. Persons. The Investor acknowledges that, if a Redeeming Investor is a United States person for U.S. federal income tax purposes, the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit B attached to this Redemption Agreement. The Investor further acknowledges that, if a Redeeming Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Redeeming Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Redeeming Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Redeeming Investor unless such Redeeming Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, each Redeeming Investor hereby represents that it is able to receive any Redemption Consideration hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Redeeming Investor fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit B) and agrees to hold the Company and its agents harmless for the breach of such representation.

(b) Excluded Obligation. For purposes of the Income Tax Act (Canada) (the “Tax Act”), and for greater certainty, the Existing Notes are an “excluded obligation” as defined in subsection 214(8) of the Tax Act.

(c) Withholding Tax. The Company and each Redeeming Investor acknowledge that all payments or deliveries in connection with the Redemption made by or on behalf of the Company under or with respect to the Redemption Consideration are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, unless such person is required to withhold or deduct Taxes by applicable law or by the interpretation or administration thereof. If any Taxes are required by applicable law to be deducted and withheld in connection with the Redemption Consideration hereunder, the Company shall within the time period for payment required by applicable law, pay to the appropriate governmental body the full amount of such Taxes, and make such reports and filings in connection therewith in the manner required. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment or delivery made hereunder, the Company shall be required to pay such additional amounts as may be necessary so that the net amount received by the Redeeming Investor after such withholding or deduction will not be less than the amount such Redeeming Investor would have received if such Taxes (including Taxes on any such additional amounts) had not been withheld or deducted.

Section 8. MISCELLANEOUS.

(a) Waiver; Amendment. Neither this Redemption Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Assignability. Neither this Redemption Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Redeeming Investor, on the other hand, without the prior written consent of the other party.

(c) Further Instruments and Acts. Each of the parties to this Redemption Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Redemption Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY, THE INVESTOR AND THE REDEEMING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS REDEMPTION AGREEMENT.

(e) Governing Law. This Redemption Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Redemption Agreement are for reference purposes only and will not affect the meaning or interpretation of this Redemption Agreement.

(g) Counterparts. This Redemption Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Redemption Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8, Canada, Attention: Chief Legal Officer; and (ii) if to the Investor, the address provided on the signature page below.

(i) Binding Effect. The provisions of this Redemption Agreement will be binding upon and accrue to the benefit of the parties hereto and the Redeeming Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Redeeming Investor, contained in this Redemption Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Redemption Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Redemption Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Redemption Agreement, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance by HudsonWest. HudsonWest may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to HudsonWest. HudsonWest shall be a third-party beneficiary to this Redemption Agreement to the extent provided in this Section 8(m).

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Redemption Agreement have caused this Redemption Agreement to be duly executed as of the date first written above.

Investor:

Legal Name
By:
Name:
Title:

Investor Address:	Taxpayer Identification Number:

Telephone Number:

Country (and, if applicable, State) of Residence:

Aggregate Principal Amount of Existing Notes to be Redeemed by All Redeeming Investors (must be an integral multiple of C$1,000):

C$ , 000

CANOPY GROWTH CORPORATION

By:
Name:
Title:

EXHIBIT A

Redeeming Investor Information

(Complete the Following Form for Each Redeeming Investor)

Legal Name of Redeeming Holder:

Aggregate principal amount of Existing Notes to be redeemed (must be a multiple of C$1,000):	C$___________________________________________________,000

Redeeming Holder’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Account for Existing Notes	Registration of Redemption Shares and Redemption Debentures

DTC Participant Number:	Exact Name in Which Redemption Shares and Redemption Debentures will be Registered:

DTC Participant Name:

Wire Instructions for Cash Consideration

DTC Participant Phone Number:	Bank Routing #:

DTC Participant Contact Email:	SWIFT Code:

Bank Address:

Account#:

Account Name:

A-1

EXHIBIT B

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, a Redeeming Investor whose Existing Notes are redeemed for the Redemption Consideration generally must provide such Redeeming Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a Redeeming Investor’s employer identification number. If the correct TIN is not provided, the Redeeming Investor may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If a Redeeming Investor is required to provide a TIN but does not have the TIN, the Redeeming Investor should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Redeeming Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. The Redeeming Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Redeeming Investors That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, a Redeeming Investor whose Existing Notes are redeemed for the Redemption Consideration and is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Redeeming Investor that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with the providing the applicable IRS Form W-8BEN or W-8BEN-E). However, if the Redeeming Investor is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Redeeming Investor:

•	record ownership under Clause I.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause I,

•	the status in Clause III, and

B-1

•	the status in Clause IV.

C.	The following representation will be provided as applied to the Redeeming Investor as well as the partners, members:

I.	It is the sole record and beneficial owner of the Existing Notes in respect of which it is providing this certification.

II.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” (as such term is defined in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).

B-2

Exhibit C

Indenture

See attached.

C-1